UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5301 Legacy Drive, Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 673-7000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.                                        Regulation FD Disclosure.

On May 17, 2018, Dr Pepper Snapple Group, Inc. (the “Company”) issued a press release announcing that the Company commenced an offer to exchange up to $100 million of its outstanding 3.430% Senior Notes due 2027, which were privately placed on June 15, 2017, for a like principal amount of 3.430% Senior Notes due 2027 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and $300 million of its outstanding 4.500% Senior Notes due 2045, which were privately placed on June 15, 2017, for a like principal amount of its 4.500% Senior Notes due 2045 that have been registered under the Securities Act. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the press release attached as Exhibit 99.1, is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DR PEPPER SNAPPLE GROUP, INC.

Date: May 17, 2018	By:	/s/ James L. Baldwin
		Name:	James L. Baldwin
		Title:	Executive Vice President and General Counsel